Silver Triangle Building
25505 West Twelve Mile Road
Southfield, MI 48034-8339
(248) 353-2700
creditacceptance.com

NEWS RELEASE

Date: January 22, 2014

Investor Relations: Douglas W. Busk
Senior Vice President and Treasurer
(248) 353-2700 Ext. 4432
IR@creditacceptance.com

NASDAQ: CACC

CREDIT ACCEPTANCE ANNOUNCES REDEMPTION OF OUTSTANDING 9.125% FIRST PRIORITY SENIOR SECURED NOTES DUE 2017

Southfield, Michigan – January 22, 2014 – Credit Acceptance Corporation (NASDAQ: CACC) (referred to as the “Company”, “Credit Acceptance”, “we”, “our”, or “us”) announced today the redemption of all of the Company’s 9.125% first priority senior secured notes due 2017 (the “2017 notes”) in accordance with the terms of the indenture governing the 2017 notes.  The Company provided an irrevocable notice to U.S. Bank National Association, the trustee of the 2017 notes, of its election to redeem all of the outstanding 2017 notes on February 21, 2014 (the date of such redemption, the “Redemption Date”).

The 2017 notes will be redeemed on the Redemption Date at a redemption price equal to 104.563% of the principal amount thereof, plus accrued and unpaid interest to but excluding the Redemption Date.  Interest on the 2017 notes will cease to accrue on and after the Redemption Date.  The notice of redemption will be sent to holders of the 2017 notes by U.S. Bank National Association as specified under the indenture governing the 2017 notes.

This press release does not constitute a notice of redemption with respect to the 2017 notes.

Cautionary Statement Regarding Forward-Looking Information

We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all of our forward-looking statements. Statements in this release that are not historical facts, such as those using terms like “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “assume,” “forecast,” “estimate,” “intend,” “plan,” “target” and those regarding our future results, plans and objectives, are “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements, which include statements concerning the redemption of the 2017 notes, represent our outlook only as of the date of this release. Actual results could differ materially from these forward-looking statements since the statements are based on our current expectations, which are subject to risks and uncertainties. We do not undertake, and expressly disclaim any obligation, to update or alter our statements whether as a result of new information, future events or otherwise, except as required by applicable law.